UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 27, 2019, ABM Industries Incorporated (“ABM”) held its 2019 Annual Meeting of Stockholders. ABM’s stockholders voted on the matters outlined in ABM’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on February 13, 2019. Set forth below are the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by ABM’s stockholders.

(1)	The following persons were elected to serve as directors of ABM by a vote of stockholders, each to serve for a term ending at the annual meeting of stockholders in the year 2022 and until their successors are duly elected and qualified: LeighAnne G. Baker, Sudhakar Kesavan and Filippo Passerini.

Nominee	For	Against	Abstain	Broker Non-Votes
LeighAnne G. Baker	58,190,259	69,597	40,070	3,871,263
Sudhakar Kesavan	56,929,842	1,333,545	36,539	3,871,263
Filippo Passerini	58,162,304	105,555	32,067	3,871,263

The following directors remained in office: Linda Chavez, Donald F. Colleran, Art A. Garcia, Thomas M. Gartland, Scott Salmirs, and Winifred M. Webb.

(2)	The stockholders approved, on an advisory basis, ABM’s executive compensation.

For	Against	Abstain	Broker Non-Votes
57,533,347	721,032	45,547	3,871,263

(3)	The stockholders ratified the appointment of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2019.

For	Against	Abstain
61,405,790	731,104	34,295

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: March 28, 2019	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary